Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of HA Sustainable Infrastructure Capital, Inc. of our report dated March 20, 2026 relating to the financial statements of Daggett Renewable Holdco LLC, which appears in HA Sustainable Infrastructure Capital, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 10, 2026